Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

RXi Pharmaceuticals Corporation

Marlborough, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-183633) of RXi Pharmaceuticals Corporation of our report dated March 30, 2017, relating to the financial statements, which appear in this Form 10-K.

/s/ BDO USA, LLP

Boston, Massachusetts

March 30, 2017